Exhibit 10.3

ENLIVEN THERAPEUTICS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 2020 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of Enliven Therapeutics, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), commencing at such time and on such dates as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is the sum of:

(a) 407,133 shares of Common Stock; plus

(b) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year commencing on January 1, 2024 and ending with the fiscal year commencing on January 1, 2043, equal to the least of (i) 407,133 shares of Common Stock, (ii) 1% of the outstanding shares on such date and (iii) an amount determined by the Board.

The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) (such component, the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component will be administered, interpreted and construed so that all employees eligible to participate in the Plan have equal rights and privileges on a uniform and nondiscriminatory basis so that the 423 Component qualifies as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Non-423 Component will be granted pursuant to rules, procedures, or sub-plans adopted by the Board or the Committee (as defined in Section 1) designed to achieve tax, securities laws, or other objectives for eligible employees and the Company. Except as otherwise determined by the Board or the Committee with respect to a particular Offering or as provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

1. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive. The Board or the Committee will have full and exclusive discretionary authority to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate subsidiaries of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans, and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S.). Unless otherwise determined by the Board or the Committee, the employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Board or the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of contributions from payroll deductions, making of contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Every finding, decision, and determination made by the Board or the Committee will, to the full extent permitted by law, be final and binding upon all parties. Each finding, decision, and determination made by the Board or the Committee will be administered, interpreted and construed as necessary so that, with respect to the 423 Component, all employees eligible to participate in the Plan have equal rights and privileges on a uniform and nondiscriminatory basis enabling the 423 Component to qualify as an “employee stock purchase plan” under Section 423 of the Code.

2. Eligibility. All employees (as defined in accordance with Section 3401(c) of the Code) of the Company and of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the Offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Board or the Committee (if required under applicable local law) for purposes of any separate offering or the Non-423 Component; and

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined in Section 3).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Board and the Committee retain the discretion to determine which eligible employees may participate in an Offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f); provided, however, that with respect to the 423 Component, an employee of the Company or a Designated Subsidiary will be permitted to participate in a specific Offering to the extent required to comply with Section 423 of the Code.

For purposes of the Plan, the employment relationship will be treated as continuing intact while an eligible employee is on sick leave or other leave of absence that the Company approves or is legally protected under applicable laws. Where the period of leave exceeds 3 months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated 3 months and 1 day following the commencement of such leave.

3. Offerings. The Company will make one or more offerings (“Offerings”) to eligible employees (as determined pursuant to Section 2) to purchase stock under this Plan. Except as otherwise determined by the Board or the Committee and set forth in the applicable Offering Document (as defined below), Offerings will begin on the first business day that occurs on or after December 14th or June 14th of each year (such dates, the “Offering Commencement Dates”) and end on the last business day that occurs on or before June 13th or December 13th of each year (such dates, the “Exercise Dates”). Each Offering Commencement Date will begin an approximately six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period on the applicable Exercise Date. However, the Board or the Committee may, at its discretion, choose a different Plan Period of not more than twenty-seven (27) months for Offerings. The terms and conditions applicable to each Plan Period shall be set forth in an offering document (“Offering Document”) adopted by the Board or the Committee, which Offering Document shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate and shall be incorporated by reference into and made part of the Plan. Each Offering Document with respect to a Plan Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise) such other provisions as the Board or the Committee determines are appropriate, subject to the terms of the Plan.

4. Participation. Except as otherwise determined by the Board or the Committee, an employee eligible to participate in the Plan on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a properly completed subscription agreement authorizing contributions through payroll deductions in the form provided by the Board or the Committee for such purpose, which may include an electronic format or any other method designated by the Board or the Committee at least seven business days (or such other number of days as is determined by the Board or the Committee) prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) from 1% up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate.

6. Deduction Changes. Except as otherwise determined by the Board or the Committee: (i) an employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form, as determined by the Company, and (ii) an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date. Notwithstanding the foregoing, if an employee participant discontinues his or her payroll deductions during a Plan Period pursuant to this section, if such employee participant does not subsequently increase the rate of his or her payroll deductions to a rate above 0%, such participating employee will be deemed to have withdrawn from the Plan pursuant to Section 8 of the Plan, effective immediately following the Exercise Date of the applicable Plan Period; for the avoidance of doubt, if a participating employee withdraws from the Plan, payroll deductions will not resume at the beginning of the succeeding Plan Period, unless the participating employee re-enrolls in the Plan in accordance with the provisions of Section 4 of the Plan.

7. Interest. No interest will accrue on the contributions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will, with respect to Offerings under the 423 Component, apply to all participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423 2(f).

8. Withdrawal of Funds. A participating employee may at any time prior to the close of business on the seventh business day (or such other number of days as is determined by the Board or the Committee) prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the Exercise Date of such Plan Period at the applicable purchase price (the “Option Price”) up to 3,000 whole shares of Common Stock (subject to any adjustments pursuant to Section 15 of the Plan); provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, change the maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period pursuant to this Section 9(a).

(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. The Board or the Committee is specifically authorized to adopt rules and procedures regarding the handling of stock certificates that vary with applicable local requirements.

11. Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or

(b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares. No employee participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the participating employee as provided in Section 21.

13. Transferability. Neither contributions credited to a participating employee’s account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock of the Company under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (subject to Section 11, other than by will, the laws of descent and distribution, or as provided in Section 28) by the participating employee. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from a Plan Period in accordance with Section 8 hereof..

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, other change in the corporate structure of the Company affecting the shares of Common Stock, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares of Common Stock occurs (including a Reorganization Event), (i) the number and class of securities available under this Plan and covered by each Option under the Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines:

(i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof),

(ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event,

(iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date,

(iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price,

(v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and

(vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board or the Committee may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code. Without stockholder consent, the Board or the Committee will be entitled to change the Offerings and Plan Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during a Plan Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with contribution amounts, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable that are consistent with the Plan.

17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18. Termination of the Plan. This Plan may be terminated at any time by the Board or the Committee. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participating employee of the shares of Common Stock purchased upon exercise of his or her Option in a form determined by the Board or the Committee (in its sole discretion) and pursuant to rules established by the Board or the Committee. The Company may permit or require that shares of Common Stock be deposited directly with a broker designated by the Company or to a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker, trustee or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares.

22. Notification upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options under the Non-423 Component to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the 423 Component to employees of the Company or a Designated Subsidiary who are resident in the United States, to the extent permitted by U.S. Treasury Regulation Section 1.423 2(f). Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25. Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board or the Committee for payment of any taxes required by law to be withheld by the Company or Designated Subsidiary, as applicable, in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the participating employee’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Designated Subsidiary, (ii) the participating employee’s and, to the extent required by the Company or the Designated Subsidiary, the fringe benefit tax liability of the Company, if any, associated with the grant of an Option or purchase of shares of Common Stock under the Plan or sale of shares of Common Stock issued under the Plan, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the participating employee has, or has agreed to bear, with respect to such Option, the shares of Common Stock subject to, or other amounts or property payable under, an option, or otherwise associated with or related to participation in the Plan and with respect to which the Company or the Designated Subsidiary has either agreed to withhold or has an obligation to withhold. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee. Note that the determination of the fair market value of the Common Stock for purposes of tax withholding may be made in the Board or the Committee’s sole discretion subject to applicable laws and is not required to be consistent with the determination of fair market value for other purposes.

26. Effective Date and Approval of Stockholders. The Plan shall take effect as of immediately prior to the effectiveness of the Company’s registration statement with respect to its initial public offering, subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

27. Section 409A. The Plan is intended to be exempt from the application of Section 409A of the Code and the applicable U.S. Treasury Regulations, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time (“Section 409A”), and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Board or the Committee determines that an Option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A, the Board or the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Board or the Committee determines is necessary or appropriate, in each case, without the applicable participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A, but only to the extent any such amendments or action by the Board or the Committee would not violate Section 409A. Notwithstanding the foregoing, the Company and any of its parent, subsidiaries or affiliates shall have no obligation or liability to reimburse, indemnify, or hold harmless a participant or any other party for any taxes or costs that may be imposed on or incurred by a participant or any other person as a result of Section 409A, including but not limited to if the Option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto. The Company makes no representation that the Option to purchase Common Stock under the Plan is compliant with or exempt from Section 409A.

28. Designation of Beneficiary.

(a) If permitted by the Board or the Committee, a participating employee may file a designation of a beneficiary who is to receive any shares of Common Stock of the Company and cash, if any, from the participant employee’s account under the Plan in the event of such participating employee’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participating employee of such shares and cash. In addition, if permitted by the Board or the Committee, a participating employee may file a designation of a beneficiary who is to receive any cash from the participating employee’s account under the Plan in the event of such participating employee’s death prior to exercise of the Option. If a participating employee is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participating employee at any time by notice in a form determined by the Board or the Committee. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participating employee’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participating employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participating employee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Board or the Committee may designate from time to time. Notwithstanding Sections 28(a) and (b) above, the Company and/or the Board or the Committee may decide not to permit such designations by participating employees in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423 2(f).